1995 DEFERRED COMPENSATION PLAN OF
              APL LIMITED:  REGULAR DEFERRAL PLAN


     SECTION 1.     ESTABLISHMENT AND PURPOSE.

     The 1995 Deferred Compensation Plan was adopted by the Board on December 9, 1994, effective as of January
1, 1995. The 1995 Deferred Compensation Plan was amended, effective November 9, 1996, to form two plans:
the 1995 Deferred Compensation Plan of APL Limited:
Pure Excess Deferral Plan (the "Pure Excess Deferral
Plan") and the 1995 Deferred Compensation Plan of APL
Limited: Regular Deferral Plan (the "Plan"). This document constitutes an amendment and restatement of the prior version of the Plan. The Plan is intended to provide Executives with an opportunity to defer a portion of their salaries or their bonus awards under the Company's year-end bonus plan for executives and key employees. The Plan is also intended to provide
High-Paid Employees with an opportunity to defer a portion of their salaries in excess of the Compensation
Limit imposed by the Code on the SMART Plan. The Plan provides for matching contributions by the Company. It is expected that the Plan will assist the Company in attracting and retaining employees of outstanding achievement and ability.

     SECTION 2.     DEFINITIONS.

     (a) "Base Salary" means the Eligible Employee's annual base salary (as adjusted from time to time) plus commissions, before reduction for deferrals pursuant to this Plan, the SMART Plan, the American President
Companies, Ltd. FlexPlan or any other arrangement for deferral established by the Company.

     (b) "Beneficiary" means the person or persons designated by the Eligible Employee in writing to receive payment of any Deferral Account of the Eligible
Employee in the event of his or her death. If no designated Beneficiary survives the Eligible Employee, the Eligible Employee's estate shall be the Beneficiary. If a designated Beneficiary survives the Eligible Employee but dies before receiving payment of all amounts due him or her, the remaining amounts shall be paid to such Beneficiary's estate. An Eligible
Employee may at any time elect to change his or her Beneficiary designation. Any such change shall be in writing and shall be effective upon receipt by the Company prior to the death of the Eligible Employee.

     (c) "Board" means the Board of Directors of the Company, as constituted from time to time.

     (d)  "Bonus Award" means the amount of
compensation paid by the Company to an Executive as a bonus award under the Company's year-end bonus plan for executives and key employees.

     (e) "Change in Control" means the occurrence of any of the following events:

          (i)  A change in control required to be
     reported pursuant to Item 6(e) of Schedule
     14A of Regulation 14A under the Securities
     Exchange Act of 1934, as amended;

          (ii)  A change in the composition of the
     Board, as a result of which fewer than two-thirds of the incumbent directors are directors who either (i) had been directors of the Company 24 months prior to such change or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination; or

          (iii)  Any "person" (as such term is
     used in sections 13(d) and 14(d) of such Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital
     Stock"); provided, however, that any change in the relative beneficial ownership of securities of any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company.

     (f)  "Code" means the Internal Revenue Code of
1986, as amended.

     (g) "Committee" means the Compensation Committee of the Board.

     (h) "Compensation Limit" means the compensation limit described in section 401(a)(17) of the Code, as it may be revised or adjusted from time to time. For
1995 and 1996, such compensation limit is $150,000; for 1997 it is $160,000.

     (i)  "Company" means APL Limited, a Delaware
corporation.

     (j)  "Deferral Account" means an account
maintained on the books of account of the Company for an Eligible Employee under the Plan.

     (k) "Election Form" means an Eligible Employee's written election to defer compensation under the Plan.
In the case of a High-Paid Employee, such election may include a written election filed under the SMART Plan.

     (l) "Eligible Employee" means an Executive or a High-Paid Employee.

     (m)  "Executive" means an executive or key
employee of the Company, or a subsidiary of the Company, who is eligible to participate in the Plan under Section 3(a), other than an executive or key employee who has received a distribution under Section
8(c).

     (n) "Financial Hardship" means an unanticipated emergency caused by an event that is beyond the Eligible Employee's control and that would result in severe financial hardship to the Eligible Employee if an early withdrawal were not permitted.

     (o) "High-Paid Employee" means an employee of the Company, or a subsidiary of the Company, whose Base
Salary since the beginning of the Year has exceeded the Compensation Limit, other than an employee who has received a distribution under Section 8(c).

     (p)  "In-Service Distribution" means a
distribution that occurs while the Eligible Employee remains in employment with the Company or a subsidiary of the Company, including (without limitation) a distribution that occurs by reason of a Change in Control.

     (q) "Interest Rate" means the 120-month rolling average yield for 10-year United States Treasury Notes, determined for each Year as of the December 1 that precedes such Year.

     (r)  "Plan" means this 1995 Deferred Compensation
Plan of APL Limited: Regular Deferral Plan, as amended from time to time.

     (s)  "Pure Excess Deferral Plan" means the 1995
Deferred Compensation Plan of APL Limited: Pure Excess
Deferral Plan, as amended from time to time.

     (t)  "Post-Termination Distribution" means a
distribution that occurs after the Eligible Employee has separated from employment with the Company or a subsidiary of the Company for any reason.

     (u)  "Retirement" means a termination of
employment on or after the earlier of:

          (i)  The date when the Eligible Employee
     attains age 65; or

          (ii)  The earliest date when the Eligible
     Employee has both (A) attained age 55 and (B) completed five years of service with the Company and its subsidiaries, as determined by the Committee.

     (v)  "SMART Plan" means the APL Limited SMART
Plan, as amended from time to time.

     (w) "Total and Permanent Disability" means that the Eligible Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted, or can be expected to last, for a continuous period of not less than 12 months.

     (x)  "Year" means a calendar year.

     SECTION 3.  ELIGIBILITY.

     (a) Executives. The Committee, acting upon the advice of the Chief Executive Officer of the Company or upon its own motion, shall determine which executives and key employees will be eligible to participate in the Plan as Executives. The Committee shall notify an individual in writing when he or she is first designated as an Executive for purposes of the Plan.

     (b) High-Paid Employees. High-Paid Employees automatically become eligible to participate in the Plan when their Base Salary for the Year exceeds the Compensation Limit for the Year.

     SECTION 4.     ELECTION TO PARTICIPATE IN PLAN.

     (a)  Deferral of Bonus Awards by Executives.  An
Executive may elect to participate in the Plan by filing an Election Form for Bonus Awards with the Company on or before December 20 of any Year. Such
Election Form shall apply solely to the Bonus Award, if any, to be paid during the next following Year. The
Election Form shall specify the percentage or amount of the Executive's Bonus Award, if any, to be deferred as well as the time or times for payment of Post-
Termination Distributions and In-Service Distributions.

     (b)  Deferral of Base Salary by Executives.  An
Executive may also elect to participate in the Plan by filing an Election Form for Base Salary with the Company on or before December 20 of any Year. Such
Election Form shall apply to Base Salaries paid during subsequent Years. The Election Form shall specify the percentage or amount of the Executive's Base Salary to be deferred as well as the time or times for payment of Post-Termination Distributions and In-Service
Distributions. In no event, however, shall an Executive defer more than 88 percent of his or her Base
Salary up to the Compensation Limit and 100 percent of his or her Base Salary above the Compensation Limit.
An Executive may change his or her deferral percentage
(or reduce it to zero) or specify a different time or times for payment of Post-Termination Distributions and In-Service Distributions by filing a new Election Form for Base Salary with the Company on or before December
20 of any Year. The new Election Form shall apply to Base Salaries paid during subsequent Years.

     (c) New Executives. In the case of an individual who is newly designated as an Executive under
Section 3(a), the Election Forms described in
Subsections (a) and (b) above may be filed not later than 30 days after the Committee's written notice of eligibility was given. The Election Forms shall apply solely to the Bonus Award and Base Salaries paid after such Election Forms are filed.

     (d) High-Paid Employees. A High-Paid Employee who is not an Executive shall only be eligible to make deferrals from his or her Base Salary (and not from Bonus Awards). A High-Paid Employee who is not already participating as an Executive shall automatically commence participating in the Plan when his or her Base
Salary for the Year equals the Compensation Limit for the Year, but only if he or she has filed with the Company an Election Form under the SMART Plan that provides for participation in this Plan. The High-Paid
Employee's initial deferral percentage under this Plan shall be equal to the deferral percentage elected under the SMART Plan, but in no event more than six percent of Base Salary. A High-Paid Employee may change his or her deferral percentage (or reduce it to zero) by filing a new Election Form with the Company. The new
Election Form shall take effect as soon as reasonably practicable after it has been filed. In addition, a High-Paid Employee who is not already participating as an Executive shall file with the Company, not more than 30 days after participation commences, an Election Form that specifies the time or times for payment of Post-
Termination Distributions and In-Service Distributions.
A High-Paid Employee may specify a different time or times for payment of Post-Termination Distributions and In-Service Distributions by filing a new Election Form with the Company on or before December 20 of any Year.
The new Election Form shall apply to Base Salaries paid during subsequent Years.

     (e) Elections Irrevocable. Except as otherwise expressly provided in the Plan, all elections shall be irrevocable upon filing with the Company on Election
Forms. The foregoing notwithstanding, elections of the time or times for payment filed under this Section 4 prior to 1996, and not requiring payment before 1997, may be modified by filing a new Election Form on or before December 20, 1996 that requires payment no earlier than January 1, 1997, which modified election shall be irrevocable upon filing of the Election Form with the Company.

     (f)  Pure Excess Deferral Plan.  A portion of the
Base Salary deferred pursuant to the provisions of the preceding Subsections of this Section 4 shall be deemed made under the Pure Excess Deferral Plan and shall not be part of the Eligible Employee's benefit under this Plan. Deferrals shall be deemed made under the Pure
Excess Deferral Plan, and not this Plan, to the extent that such deferrals come from Base Salary in excess of the Compensation Limit but not in excess of the maximum deferral percentage permitted under the terms of the SMART Plan. (For 1995 and 1996, such SMART Plan maximum deferral percentage is 12%.)

     SECTION 5.     MATCHING CONTRIBUTIONS.

     (a) Amount of Matching Contributions. As of the close of each calendar month, the Company shall credit the Deferral Account of each Eligible Employee who is eligible to receive matching contributions under the SMART Plan with a matching contribution under this Plan. The amount of the matching contribution under this Plan shall be equal to:

          (i)  The sum of (A) the "salary deferrals"
     and "after-tax contributions" made by the Eligible
     Employee under the SMART Plan for the calendar month plus (B) the amount of Base Salary deferred by the Eligible Employee under Section 4 of this Plan for the calendar month, but only to the extent that such sum does not exceed six percent of the Eligible Employee's Base Salary for the calendar month; minus

          (ii)  The aggregate amount of the "matching
     contributions" allocated to the Eligible Employee under the SMART Plan for the calendar month.

The foregoing notwithstanding, a portion of the matching contribution determined above shall be credited under the Pure Excess Deferral Plan and shall not be part of the Eligible Employee's benefit under this Plan. The matching contribution shall be credited under the Pure Excess Deferral Plan, and not this Plan, to the extent that such matching contribution relates to deferrals from Base Salary in excess of the Compensation Limit.

     (b)  Vesting.  Subsection (a) above
notwithstanding, matching contributions credited in lieu of contributions under the SMART Plan (and the interest credited thereon) shall be distributed to the Eligible Employee only to the extent that such matching contributions (and interest) would be vested under the SMART Plan. The balance, if any, of such matching contributions (and interest) shall be forfeited upon the termination of the Eligible Employee's employment.

     (c) Interest. Interest credits on any matching contribution shall commence as of the day next following the close of the calendar month to which such contribution relates.

     SECTION 6.  DEFERRAL ACCOUNTS.

     (a)  Establishment of Deferral Accounts.  The
Company shall establish on its books one or more
Deferral Accounts for each Eligible Employee.

     (b)  Crediting of Bonus Awards.  The appropriate
Deferral Account of an Executive shall be credited with an amount equal to that portion of each Bonus Award which would have been payable to such Executive but for the terms of his or her deferral election. A Bonus
Award shall be credited to the Deferral Account as of the first day of the month next following the date of such Bonus Award, and interest credits on such Bonus
Award shall commence as of such day.

     (c)  Crediting of Base Salaries.  The appropriate
Deferral Account of an Eligible Employee shall be credited with an amount equal to that portion of each Base Salary payment that would have been payable to such Eligible Employee but for the terms of his or her deferral election and that is deferred under this Plan pursuant to Section 4 above. Deferred Base Salary shall be credited to the Deferral Account as of the pay date for the deferred Base Salary. Interest credits on deferred Base Salary shall commence as of the day next following the close of the month in which such deferred
Base Salary was credited to the Deferral Account.

     SECTION 7.     INTEREST CREDITS AND DISTRIBUTION
EVENTS.

     (a) Interest Rate. Interest shall be credited each month to all Deferral Accounts, commencing at the times specified in Section 6, at the rate of 1/12th of the Interest Rate. Interest shall be compounded at the end of each Year.

     (b)  Distributions Before Retirement.  If an
Eligible Employee separates from employment with the Company and its subsidiaries for reasons other than death or Retirement, then his or her Deferral Accounts shall be paid in a lump sum on the first day of the calendar quarter next following the date of termination
(without regard to the Eligible Employee's elections).

     (c)  Distributions After Retirement.  If an
Eligible Employee separates from employment with the Company and its subsidiaries by reason of Retirement, then his or her Deferral Accounts shall be paid in the manner specified in his or her Election Forms.

     (d)  Death Before Retirement Eligibility.  If an
Eligible Employee dies before becoming eligible for Retirement, then his or her Deferral Accounts shall be paid to his or her Beneficiary in a lump sum on the first day of the calendar quarter next following the date of death.

     (e)  Death After Retirement Eligibility.  If an
Eligible Employee dies after becoming eligible for Retirement, then his or her Deferral Accounts shall be paid to his or her Beneficiary in the manner elected by the Eligible Employee in his or her Election Forms.
The Committee, however, may determine in its sole discretion that payments from one or more of the Eligible Employee's Deferral Accounts shall be made at an earlier date than the time or times specified in the Eligible Employee's Election Forms.

     (f)  In-Service Distributions.  If an Eligible
Employee elected to receive an In-Service Distribution on an Election Form, then the distribution shall be made in accordance with such Election Form, except that no distribution shall be made less than one year after the election became effective.

     SECTION 8.     FORM AND TIME OF PAYMENT OF
ACCOUNTS.

     (a) Form of Distributions. Subject to Section 7, payments from each Deferral Account shall be made only in cash and shall consist of lump sums or annual or quarterly installments, or a combination of lump sums and annual or quarterly installments, as elected by the Eligible Employee on the applicable Election Form.
Installments of Post-Termination Distributions shall be paid on the first day of each calendar year or quarter.
Installments of Post-Termination Distributions shall not be paid over a period exceeding 15 years. The amount of the installments shall be redetermined each Year by assuming that interest will be credited on the unpaid balance at the Interest Rate for the Year in question for the remainder of all installment payments.

     (b) Emergency Interim Distributions. In the event of an Eligible Employee's Total and Permanent
Disability or Financial Hardship, the Committee may determine in its sole discretion that payments from one or more of the Eligible Employee's Deferral Accounts shall be made at an earlier date than the time or times specified on the Eligible Employee's Election Forms.
Any amount distributed by reason of Financial Hardship shall be limited to the amount necessary to relieve such Financial Hardship.

     (c)  Other Interim Distributions.  Upon
application of an Eligible Employee, the Committee may determine in its sole discretion that payments from one or more of the Eligible Employee's Deferral Accounts shall be made at an earlier date than the time or times specified on the Eligible Employee's Election Forms
(even in the absence of a Total and Permanent
Disability or Financial Hardship). All distributions under this Subsection (c) shall be reduced by a penalty equal to six percent of the amount otherwise distributable, which penalty shall be forfeited to the Company. An Eligible Employee who has received a distribution under this Subsection (c) thereafter shall not make additional deferrals under the Plan or under the Pure Excess Deferral Plan.

     SECTION 9.     NONASSIGNABILITY OF INTERESTS.

     The interest and property rights of any Eligible
Employee under the Plan shall not be subject to option nor be assignable either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any act in violation of this Section 9 shall be void.

     SECTION 10.    LIMITATION OF RIGHTS.

     (a) General Creditor. Eligible Employees shall have the status of general unsecured creditors of the Company. The Plan constitutes a mere promise by the Company to make payments in the future. It is the Company's intention that the Plan be considered unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

     (b) Bonus Awards. Nothing in the Plan shall be construed to give any Eligible Employee any right to be granted a Bonus Award.

     (c) Employment Agreement. Neither the Plan nor the deferral of any Base Salary or Bonus Award, nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company or a subsidiary will employ an Eligible Employee for any period of time, in any position or at any particular rate of compensation.

     SECTION 11.    ADMINISTRATION OF THE PLAN.

     The Plan shall be administered by the Committee.
The Committee shall have full power and authority to administer and interpret the Plan, to establish procedures for administering the Plan and to take any and all necessary actions in connection therewith. The
Committee's interpretation and construction of the Plan shall be conclusive and binding on all persons.

     SECTION 12.    CLAIMS AND INQUIRIES.

     (a) Application for Benefits. Applications for benefits and inquiries concerning the Plan (or concerning present or future rights to benefits under the Plan) shall be submitted to the Company in writing and addressed to the Chair of the Committee. An application for benefits shall be submitted on the prescribed form and shall be signed by the Eligible
Employee or, in the case of a benefit payable after his or her death, by the Beneficiary.

     (b) Denial of Application. In the event that an application for benefits is denied in whole or in part, the Chair of the Committee shall notify the applicant in writing of the denial and of the right to a review of the denial. The written notice shall set forth, in a manner calculated to be understood by the applicant, specific reasons for the denial, specific references to the provisions of the Plan on which the denial is based, a description of any information or material necessary for the applicant to perfect the application, an explanation of why the material is necessary, and an explanation of the review procedure under the Plan.
The written notice shall be given to the applicant within a reasonable period of time (not more than 90 days) after the Chair of the Committee received the application, unless special circumstances require further time for processing and the applicant is advised of the extension. In no event shall the notice be given more than 180 days after the Chair of the Committee received the application.

     (c) Review Panel. The Committee shall serve as the "Review Panel" under the Plan. The Review Panel shall have the authority to act with respect to any appeal from a denial of benefits or a determination of benefit rights.

     (d)  Request for Review.  An applicant whose
application for benefits was denied in whole or in part, or the applicant's duly authorized representative, may appeal from the denial by submitting to the Review Panel a request for a review of the application within 90 days after receiving written notice of the denial from the Chair of the Committee. The Chair of the Committee shall give the applicant or his or her representative an opportunity to review pertinent materials, other than legally privileged documents, in preparing the request for a review. The request for a review shall be in writing and addressed to the Committee. The request for a review shall set forth all of the grounds on which it is based, all facts in support of the request, and any other matters that the applicant deems pertinent. The
Review Panel may require the applicant to submit such additional facts, documents or other material as it may deem necessary or appropriate in making its review.

     (e) Decision on Review. The Review Panel shall act on each request for a review within 60 days after receipt, unless special circumstances require further time for processing and the applicant is advised of the extension. In no event shall the decision on review be rendered more than 120 days after the Review Panel received the request for a review. The Review Panel shall give prompt written notice of its decision to the applicant. In the event that the Review Panel confirms the denial of the application for benefits in whole or in part, the notice shall set forth, in a manner calculated to be understood by the applicant, the specific reasons for the decision and specific references to the provisions of the Plan on which the decision is based.

     (f) Rules and Interpretations. The Review Panel shall adopt such rules, procedures and interpretations of the Plan as it deems necessary or appropriate in carrying out its responsibilities under this
Section 12.

     (g) Exhaustion of Remedies. No legal action for benefits under the Plan shall be brought unless and until the claimant (i) has submitted a written application for benefits in accordance with Subsection
(a) above, (ii) has been notified by the Chair of the Committee that the application is denied, (iii) has filed a written request for a review of the application in accordance with Subsection (d) above and (iv) has been notified in writing that the Review Panel has affirmed the denial of the application; provided, however, that legal action may be brought after the Chair of the Committee or the Review Panel has failed to take any action on the claim within the time prescribed by Subsections (b) and (e) above, respectively.

     SECTION 13.    AMENDMENT OR TERMINATION OF THE
PLAN.

     The Board may amend, suspend or terminate the Plan at any time, except that no amendment shall retroactively change the Interest Rate for the period prior to the date of the amendment.

     SECTION 14.    CHOICE OF LAW.

     The validity, interpretation, construction and performance of the Plan shall be governed by the Employee Retirement Income Security Act of 1974, as amended, and, to the extent they are not preempted, by the laws of the State of California (other than their choice-of-law provisions).

     SECTION 15.    EXECUTION.

     To record the amendment and restatement of the Plan, the Company has caused its duly authorized officer to affix the corporate name hereto.


                                  APL LIMITED


                                  By:  /s/Timothy J. Windle

                                  Its:  Assistant Secretary